Exhibit (i)

Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, PA 19103-6996

(215) 988-2700 (Phone)

(215) 988-2757 (Facsimile)

www.drinkerbiddle.com

February 28, 2013

FlexShares Trust

50 South LaSalle Street

Chicago, IL 60603

Re:	Registration Statement on Form N-1A/Issuance of Shares

Ladies and Gentlemen:

We have acted as counsel for FlexShares Trust, a Maryland statutory trust (the “Trust”), organized under an Agreement and Declaration of Trust dated May 13, 2010, as amended and restated June 28, 2011 (the “Declaration of Trust”), in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended, pursuant to a Registration Statement (“Registration Statement”) on Form N-1A (File Nos. 333-173967; 811-22555), of the Trust’s shares of beneficial interest, which are divided into thirteen portfolios (together, “Funds”) as set forth on Appendix A. Shares of beneficial interest of the Funds are referred to hereinafter as “Shares.” The Trust is authorized to issue an unlimited number of Shares in each of the Funds.

We have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Trust’s Declaration of Trust and By-Laws, the Registration Statement, and the resolutions adopted by its Trustees (the “Resolutions”) relating to the authorization of the sale and issuance of the Shares in a continuous public offering, and have considered such other legal and factual matters as we have deemed appropriate.

In all cases, we have assumed the legal capacity of each natural person signing the Registration Statement, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Trust. As to questions of fact material to this opinion, we have relied upon the accuracy of the certificates and other comparable documents of officers and representatives of the Trust, upon statements made to us in discussions with the Trust’s management and upon statements and certificates of public officials.

FlexShares Trust

February 28, 2013

This opinion is based exclusively on the substantive laws of the State of Maryland and the federal laws of the United States of America. We express no opinion as to the laws of any state other than the State of Maryland or as to state securities laws, including the securities laws of the State of Maryland.

Based upon the foregoing and subject to the qualifications, limitations and assumptions stated herein, we are of the opinion that the issuance of the Shares has been duly authorized and, when and if issued against payment of net asset value therefor in accordance with the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the Trust’s Registration Statement on Form N-1A. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

We hereby consent to the use of our name and to the references to our Firm under the caption “Other Information – Counsel” in the Statement of Additional Information included in the Registration Statement. This consent does not constitute a consent under Section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DRINKER BIDDLE & REATH LLP
DRINKER BIDDLE & REATH LLP

APPENDIX A - FUNDS

FlexShares® Morningstar US Market Factor Tilt Index Fund

FlexShares® Morningstar Developed Markets ex-US Factor Tilt Index Fund

FlexShares® Morningstar Emerging Markets Factor Tilt Index Fund

FlexShares® Morningstar Global Upstream Natural Resources Index Fund

FlexShares® iBoxx 3-Year Target Duration TIPS Index Fund

FlexShares® iBoxx 5-Year Target Duration TIPS Index Fund

FlexShares® Ready Access Variable Income Fund

FlexShares® Quality Dividend Index Fund

FlexShares® Quality Dividend Dynamic Index Fund

FlexShares® Quality Dividend Defensive Index Fund

FlexShares® International Quality Dividend Index Fund

FlexShares® International Quality Dividend Dynamic Index Fund

FlexShares® International Quality Dividend Defensive Index Fund